UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2006

ACE Securities Corp. (as depositor under a Pooling and Servicing Agreement, dated as of
November 1, 2006, providing for, inter alia, the issuance of ACE Securities Corp. Home Equity
Loan Trust, Series 2006-NC3 Asset Backed Pass-Through Certificates)

ACE Securities Corp. Home Equity Loan Trust, Series 2006-NC3
(Exact name of issuer as specified in its charter)

ACE Securities Corp.
(Exact name of depositor as specified in its charter)

DB Structured Products, Inc.
(Exact name of sponsor as specified in its charter)

Delaware	333-131727-19	56-2088493
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6525 Morrison Blvd., Suite 318 Charlotte, North Carolina		28211
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code, is (704) 365-0569

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Description of the Certificates and the Mortgage Pool

On November 30, 2006, a series of certificates, entitled ACE Securities Corp. Home Equity Loan Trust, Series 2006-NC3, Asset Backed Pass-Through Certificates (the “Certificates”), were issued pursuant to a pooling and servicing agreement, dated as of November 1, 2006 (the “Agreement”), attached hereto as Exhibit 4.1, among ACE Securities Corp. as depositor (the “Depositor”), Wells Fargo Bank, N.A. as master servicer and securities administrator, Countrywide Home Loans Servicing LP as a servicer and HSBC Bank USA, National Association as trustee (the “Trustee”). The Certificates consist of twenty classes of certificates (collectively, the “Certificates”), designated as the “Class A-1A Certificates”, “Class A-1B Certificates”, “Class A-2A Certificates”, “Class A-2B Certificates”, “Class A-2C Certificates”, “Class A-2D Certificates”, “Class M-1 Certificates”, “Class M-2 Certificates”, “Class M-3 Certificates”, “Class M-4 Certificates”, “Class M-5 Certificates”, “Class M-6 Certificates”, “Class M-7 Certificates”, “Class M-8 Certificates”, “Class M-9 Certificates”, “Class M-10 Certificates”, “Class M-11 Certificates”, “Class CE Certificates”, “Class P Certificates” and “Class R Certificates”. The Certificates evidence in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”), consisting of a pool of mortgage loans (the “Mortgage Pool’”) of conventional, one-to four-family, first lien and second lien, fixed-rate and adjustable-rate mortgage loans on residential real properties having original terms to maturity up to 30 years (the “Mortgage Loans”). The Mortgage Pool consists of Mortgage Loans having an aggregate principal balance of approximately $1,501,392,227 as of November 1, 2006 (the “Cut-off Date”). The Mortgage Loans were purchased pursuant to the Mortgage Loan Purchase Agreement, dated November 30, 2006, between DB Structured Products, Inc. as seller and the Depositor. The Class A-1A Certificates, Class A-1B Certificates, Class A-2A Certificates, Class A-2B Certificates, Class A-2C Certificates, Class A-2D Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and Class M-9 Certificates (collectively, the “Offered Certificates”) were sold by Depositor pursuant to the Second Amended and Restated Underwriting Agreement, dated June 24, 1999, as amended and restated to and including January 25, 2006, between the Depositor and Deutsche Bank Securities Inc., and the Terms Agreement, dated November 21, 2006 between the Depositor and Deutsche Bank Securities Inc.

The Offered Certificates have the following initial Certificate Balances and Pass-Through Rates:

Class	Initial Certificate Principal Balance(1)	Pass-Through Rate
A-1A	$411,186,000	One-Month LIBOR + 0.14%(2)(3)
A-1B	$310,606,000	One-Month LIBOR + 0.05% (2)(3)
A-2A	$238,015,000	One-Month LIBOR + 0.12% (2)(3)
A-2B	$94,679,000	One-Month LIBOR + 0.15% (2)(3)
A-2C	$78,157,000	One-Month LIBOR + 0.24% (2)(3)
A-2D	$89,489,000	One-Month LIBOR + 0.29% (2)(3)
M-1	$49,546,000	One-Month LIBOR + 0.32% (2)(3)
M-2	$45,042,000	One-Month LIBOR + 0.34% (2)(3)
M-3	$27,025,000	One-Month LIBOR + 0.37% (2)(3)
M-4	$24,773,000	One-Month LIBOR + 0.39% (2)(3)
M-5	$24,022,000	One-Month LIBOR + 0.45% (2)(3)
M-6	$21,770,000	One-Month LIBOR + 0.75% (2)(3)
M-7	$21,019,000	One-Month LIBOR + 0.85% (2)(3)
M-8	$12,011,000	One-Month LIBOR + 1.300% (2)(3)
M-9	$13,513,000	One-Month LIBOR + 2.400% (2)(3)

______________________
(1)	Approximate.
(2)
The pass-through rate for each class of Offered Certificates will be subject to the applicable Net WAC Pass-Through Rate as described in the prospectus supplement under “Description of the Certificates-Pass-Through Rates.”

(3)
After the optional termination date, the margins applicable to the Class A-1A, Class A-1B, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates will increase by 100% and the margins applicable to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will increase by the lesser of (i) the product of the applicable margin and 50% and (ii) 0.50%.

The Certificates, other than the Class M-10, Class M-11, Class CE, Class P and Class R Certificates, and the Mortgage Loans are more particularly described in the Prospectus Supplement, dated November 21, 2006, and the Prospectus, dated April 18, 2006, as previously filed with the Securities and Exchange Commission pursuant to Rule 424(b). The Class M-10, Class M-11, Class CE, Class P and the Class R Certificates have not been and will not be publicly offered by the Depositor. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Prospectus Supplement.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Exhibits

Exhibit No.	Description
4.1
Pooling and Servicing Agreement, dated as of November 1, 2006, by and among ACE Securities Corp., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, Countrywide Home Loans Servicing LP, as a Servicer and HSBC Bank USA, National Association, as Trustee relating to the Series 2006-NC3 Certificates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 19, 2006

ACE SECURITIES CORP.

By:	/s/ Evelyn Echevarria

Name: Evelyn Echevarria Title: Vice President

By:	/s/ Doris J. Hearn

Name: Doris J. Hearn Title: Vice President

Index to Exhibits

Exhibit No.	Description	Sequentially Numbered Page
4.1	Pooling and Servicing Agreement, dated as of November 1, 2006, by and among ACE Securities Corp., as Depositor, Wells Fargo Bank, N.A., as Master Servicer and Securities Administrator, Countrywide Home Loans Servicing LP, as a Servicer and HSBC Bank USA, National Association, as Trustee relating to the Series 2006-NC3 Certificates.	7